Exhibit 99.1

NEWS RELEASE
CONMED Corporation
Todd Garner
Chief Financial Officer 727-214-2975
ToddGarner@conmed.com

CONMED Completes Acquisition of Biorez, Inc.

Largo, Florida, August 9, 2022 – CONMED Corporation (NYSE: CNMD) today announced that it has completed its previously announced acquisition of privately-held Biorez, Inc.

Biorez is a medical device start-up based in New Haven, CT and is focused on advancing the healing of soft tissue using its proprietary BioBrace® Implant technology. The BioBrace Implant is an innovative bioinductive scaffold that is intended to reinforce soft tissue where weakness exists and facilitate healing. BioBrace® is cleared for use by the FDA in multiple product sizes. The transaction is being financed through the Company’s existing credit facility.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

About Biorez, Inc.

Biorez is a New Haven, CT based medical device start-up focused on advancing the healing of soft tissues using its proprietary BioBrace® Implant technology.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability; the ability of CONMED to advance Biorez’s product lines following the Merger, including challenges and uncertainties inherent in product research and development, and the uncertain impact, outcome and cost of ongoing and future clinical trials and market studies; the potential effects of the Merger on relationships with employees, customers, other business partners or governmental entities; any assumptions underlying any of the foregoing; as well as risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2021 and other risks and uncertainties which may be detailed from time to time in reports filed by CONMED with the U.S. Securities and Exchange Commission. CONMED’s shareholders and other investors are cautioned that any such forward-looking statements are not guarantees of future performance and to not place undue reliance on these forward-looking statements, as actual results may differ materially from those currently anticipated. All forward-looking statements are based on information currently available to CONMED, and CONMED undertakes no obligation to update any such forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.